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                                                                EXHIBIT 10.7





                          FIRST AMENDMENT TO SUBLEASE


         THIS FIRST AMENDMENT TO SUBLEASE (this "Amendment") dated June 6, 1996, for reference purposes only, is made by and between NEUROCRINE BIOSCIENCES, INC., a California corporation ("Sublandlord") and IMMUSOL, INC., a California corporation ("Subtenant").

         1.      Recitals:

                 A. Sublandlord and Subtenant entered into that certain Sublease dated March 11, 1996 for certain premises located at 3050 Science Park Road, San Diego, California (the "Premises"). Pursuant to paragraph 13 of the Sublease, the obligations of Sublandlord and Subtenant under the Sublease are conditioned upon, among other things, the receipt by Sublandlord of a Third Amendment to Lease in form satisfactory to Sublandlord. The Sublease further provides that that Sublandlord shall have the right to reject a Third Amendment to Lease as unsatisfactory and to deem the condition stated above as unsatisfied if such Third Amendment did not contain language requiring Master Landlord to replace, at its cost, any items of improvement or Personal property, (the "Hybritech Property") removed by the present tenant, Hybritech Incorporated ("Hybritech"), Master Landlord will not agree to be responsible for replacing the Hybritech Property.

                 B. Notwithstanding the foregoing, Sublandlord is willing to waive the condition stated above. Subtenant is also willing to waive any condition precedent to the effectiveness of the Sublease that Subtenant may have under the Sublease.

         2.      "As-is":    Notwithstanding anything to the contrary in the
Sublease, including, without limitation, Subparagraph 1.C thereof, Sublandlord makes no representations or warranties regarding the quality, condition, suitability, safety or fitness of purpose, or otherwise, of the Hybritech Property and, by taking possession of the Subleased Premises, Subtenant accepts the Hybritech Property in its existing condition, "as-is", with all faults. Notwithstanding anything to the contrary in the Sublease, in no event shall Sublandlord be obligated to repair, maintain or replace the Hybritech Property, or any portion thereof.

         3.      Waiver of Conditions:    Sublandlord and Subtenant hereby
waive each and every condition set forth in paragraph 13 of the Sublease and hereby declare that the Sublease is valid and in full force and effect notwithstanding the fact that such waivers are made after thirty (30) days following the Effective Date or the Sublease.
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         4.      Miscellaneous:    Except as otherwise provided herein, the
Sublease remains unmodified and in full force and effect. All capitalized terms used herein that are not defined herein shall have the meaning ascribed thereto in the Sublease.


NEUROCRINE BIOSCIENCES, INC.,              IMMUSOL, INC.,
a California corporation                   a California corporation

By:_______________________________         By:_______________________________

Its:______________________________         Its:______________________________

Date:_____________________________         Date:_____________________________
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